UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 11, 2016

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 912, New York, New York 10022

(Address of principal executive offices)

Registrant's telephone number, including area code:  (212) 829-5770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 8, 2016, Network-1 Technologies, Inc. ("Network-1")  issued a press release announcing that it agreed to settle its patent litigation against Alcatel-Lucent  USA and Alcatel-Lucent Holdings, Inc. (collectively, "Alcatel") pending in the United States District Court for the Eastern District of Texas, Tyler Division, for infringement of Network-1's Remote Power Patent (U.S. Patent No. 6,218,930), and that it also entered into a Settlement  Agreement and non-exclusive License Agreement with ALE, USA, ("ALE"), a company operating under the brand Alcatel-Lucent Enterprise.   The aggregate consideration to be received by Network-1 for the fully paid licenses is $4,300,000, of which $2,300,000 is payable in three quarterly installments contingent upon a ruling to be issued by the U.S. District Court of Texas with respect to a pending motion finding any asserted claim of the Remote Power Patent is valid.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press Release dated July 11, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: July 12, 2016	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman & Chief Executive Officer

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